UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

Stabilis Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-40364	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11750 Katy Freeway Suite 900 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	SLNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The voting results on the matters considered by the stockholders of the Company at the Annual Meeting held on August 21, 2024 were as follows:

1.	The following nominees were elected as the Company's Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Casey Crenshaw	13,580,818	665,283	1,108,976
Westervelt T. Ballard, Jr.	13,904,970	341,131	1,108,976
Benjamin J. Broussard	13,683,158	562,943	1,108,976
Stacey B. Crenshaw	13,475,311	770,790	1,108,976
Edward L. Kuntz	13,948,370	297,731	1,108,976
Peter C. Mitchell	14,022,608	223,493	1,108,976
Matthew W. Morris	14,042,737	203,364	1,108,976

2.	To ratify the selection of the independent registered public accounting firm for 2024. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
15,214,376	139,984	717

3.	To vote on a non-binding advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
14,153,970	91,594	537	1,108,976

4.	To vote on the desired frequency of the non-binding advisory vote to approve executive compensation.

3 Years	2 Years	1 Year	Votes Withheld	Broker Non-Votes
13,334,091	171,615	733,551	6,844	1,108,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS SOLUTIONS, INC.
By: /s/Andrew L. Puhala
Andrew L. Puhala
Chief Financial Officer

Date: August 21, 2024